Exhibit 99.1

Trupanion Reports Third Quarter 2026 Results
SEATTLE, WA. November 5, 2026 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the third quarter ended September 30, 2026.

“Our third-quarter results were strong, with record cash flow and increased profitability, the seventh consecutive quarter of improvement in retention, and continued progress on our key strategic initiatives,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “As our business continues to compound, we are investing with discipline in organic growth, and this quarter we also repurchased approximately $25 million of our stock. Both reflect our confidence in the long-term value we are building for pet parents and shareholders.”

Third Quarter 2026 Financial and Business Highlights
•Total revenue was $405.6 million, an increase of 11% compared to the third quarter of 2025.
•Subscription business revenue was $287.9 million, an increase of 14% compared to the third quarter of 2025.
•Subscription enrolled pets was 1,145,160 at September 30, 2026, an increase of 6% over September 30, 2025.
•Total enrolled pets (including pets from our other business segment) was 1,626,901 at September 30, 2026, a decrease of 2% over September 30, 2025.
•Net income was $9.3 million, or $0.21 per basic and diluted share, compared to net income of $5.9 million, or $0.14 per basic and $0.13 per diluted share, in the third quarter of 2025.
•Adjusted EBITDA was $20.8 million, compared to adjusted EBITDA of $19.6 million in the third quarter of 2025.
•Operating cash flow was $30.7 million and free cash flow was $28.5 million in the third quarter of 2026. This compared to operating cash flow of $29.2 million and free cash flow of $23.9 million in the third quarter of 2025.

First Nine Months 2026 Financial and Business Highlights
•Total revenue was $1,182.6 million, an increase of 11% compared to the first nine months of 2025.
•Subscription business revenue was $834.0 million, an increase of 15% compared to the first nine months of 2025.
•Net income was $21.0 million, or $0.48 per basic and diluted share, compared to net income of $13.8 million, or $0.32 per basic and diluted share, in the first nine months of 2025.
•Adjusted EBITDA was $57.9 million, compared to adjusted EBITDA of $48.4 million in the first nine months of 2025.
•Operating cash flow was $66.3 million and free cash flow was $61.4 million in the first nine months of 2026. This compared to operating cash flow of $60.2 million and free cash flow of $50.0 million in the first nine months of 2025.
•At September 30, 2026, the Company held $396.8 million in cash and short-term investments with an additional $3.5 million available under its credit facility. Following the $15.0 million repayment on the PNC revolving credit facility in October 2026, available capacity under its facility is $18.5 million.

Share Repurchase Program
In June, the Board authorized a share repurchase program, pursuant to which the Company may repurchase up to an aggregate of $100.0 million of its outstanding shares of common stock, with no expiration date. The Company is not obligated to repurchase any specific number or dollar amount of shares, and the timing and actual number of shares repurchased will depend on a variety of factors, including the Company’s compliance with the PNC credit facility, available cash, cash flow from operations, stock price, general economic, business and market conditions, and alternative investment opportunities.

During the third quarter of 2026, the Company repurchased approximately 0.8 million shares of TRUP common stock at an aggregate cost of approximately $25.0 million. As of September 30, 2026, approximately $75.0 million remained available for repurchases under the Company's share repurchase program.

Conference Call
Trupanion’s management will host a conference call today to review its third quarter 2026 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-844-676-1342 (United States) or 1-412-634-6683 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10211762.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,100,000 pets currently enrolled. For 26 years, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts on eligible expenses for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company or ZPIC Insurance Company and, in Canada, by its wholly-owned insurance entity GPIC Insurance Company or by Accelerant Insurance Company of Canada. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, repurchase shares of its common stock, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in currency exchange rates; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; developments relating to our writing of policies for unaffiliated third parties, including Pets Best; the extent to which we consummate our share repurchase plan and related impacts; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)
Revenue:
Subscription business	$287,900	$252,697	$834,043	$727,917
Other business	117,693	114,223	348,533	334,535
Total revenue	405,593	366,920	1,182,576	1,062,452
Cost of revenue:
Subscription business	226,872	200,766	663,578	586,098
Other business	109,221	106,100	322,876	310,370
Total cost of revenue(1), (2)	336,093	306,866	986,454	896,468
Operating expenses:
Technology and development(1)	12,511	9,887	36,559	26,545
General and administrative(1)	19,440	18,311	58,067	58,325
New pet acquisition expense(1)	24,179	21,946	69,595	62,305
Depreciation and amortization	3,827	4,051	11,206	11,804
Total operating expenses	59,957	54,195	175,427	158,979
Loss from investment in joint venture	—	—	—	(305)
Operating income	9,543	5,859	20,695	6,700
Interest expense	1,816	2,790	5,523	9,683
Other (income), net	(2,519)	(3,530)	(8,403)	(18,684)
Income before income taxes	10,246	6,599	23,575	15,701
Income tax expense	964	726	2,582	1,898
Net income	$9,282	$5,873	$20,993	$13,803

Net income per share:
Basic	$0.21	$0.14	$0.48	$0.32
Diluted	$0.21	$0.13	$0.48	$0.32
Weighted average shares of common stock outstanding:
Basic	43,598,972	43,076,695	43,612,058	42,849,769
Diluted	43,764,651	43,562,132	43,756,121	43,550,326

(1)Includes stock-based compensation expense as follows:	Three Months Ended September 30,		Nine Months Ended September 30,

	2026	2025	2026	2025
Veterinary invoice expense	$497	$677	$1,562	$2,221
Other cost of revenue	601	585	1,790	1,679
Technology and development	1,216	1,705	5,588	4,326
General and administrative	4,849	4,971	14,480	14,546
New pet acquisition expense	889	1,561	3,601	6,013
Total stock-based compensation expense	$8,052	$9,499	$27,021	$28,785

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Veterinary invoice expense	$287,458	$263,127	$848,362	$766,157
Other cost of revenue	48,635	43,739	138,092	130,311
Total cost of revenue	$336,093	$306,866	$986,454	$896,468

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$170,355	$138,024
Short-term investments	226,482	232,706
Accounts and other receivables, net of allowance for credit losses of $2,667 at September 30, 2026 and $1,311 at December 31, 2025	296,587	301,945
Prepaid expenses and other assets	20,227	18,387
Total current assets	713,651	691,062
Restricted cash	29,153	33,434
Long-term investments	174	983
Property, equipment, and internal-use software, net	100,633	104,844
Intangible assets, net	22,793	24,102
Other long-term assets	16,648	21,237
Goodwill	38,567	39,382
Total assets	$921,619	$915,044
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,730	$16,445
Accrued liabilities and other current liabilities	46,924	56,509
Reserve for veterinary invoices	47,228	55,921
Deferred revenue	290,155	270,935
Long-term debt - current portion	10,000	10,000
Total current liabilities	410,037	409,810
Long-term debt	94,472	101,784
Deferred tax liabilities	156	1,510
Other liabilities	17,751	18,004
Total liabilities	522,416	531,108
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 45,123,043 and 43,264,468 shares issued and outstanding at September 30, 2026; 44,430,267 and 43,402,081 shares issued and outstanding at December 31, 2025	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	631,113	604,828
Accumulated other comprehensive income (loss)	(4,845)	2,097
Accumulated deficit	(185,462)	(206,455)
Treasury stock, at cost: 1,858,575 shares at September 30, 2026 and 1,028,186 shares at December 31, 2025	(41,603)	(16,534)
Total stockholders’ equity	399,203	383,936
Total liabilities and stockholders’ equity	$921,619	$915,044

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)
Operating activities
Net income	$9,282	$5,873	$20,993	$13,803
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,827	4,051	11,206	11,804
Stock-based compensation expense	8,052	9,499	27,021	28,785
Realized gain on nonmonetary exchange of preferred stock investment	—	—	—	(7,783)
Other, net	240	215	(138)	1,164
Changes in operating assets and liabilities:
Accounts and other receivables	5,524	(9,912)	4,897	(27,927)
Prepaid expenses and other assets	(1,275)	44	1,321	(540)
Accounts payable, accrued liabilities, and other liabilities	6,512	10,026	(10,283)	11,017
Reserve for veterinary invoices	(4,485)	1,538	(8,533)	2,235
Deferred revenue	3,034	7,904	19,806	27,668
Net cash provided by operating activities	30,711	29,238	66,290	60,226
Investing activities
Purchases of investment securities	(35,472)	(41,020)	(155,449)	(183,021)
Maturities and sales of investment securities	56,421	43,563	156,657	137,827
Purchases of property, equipment, and internal-use software	(2,247)	(5,302)	(4,919)	(10,206)
Other	(64)	437	(81)	1,639
Net cash provided by (used in) investing activities	18,638	(2,322)	(3,792)	(53,761)
Financing activities
Repayment of debt financing	(2,500)	(188)	(7,500)	(15,713)
Repurchases of common stock	(25,000)	—	(25,000)	—
Proceeds from exercise of stock options	120	80	788	1,407
Shares withheld to satisfy tax withholding	(677)	(1,179)	(1,653)	(2,867)
Other	—	(154)	—	(614)
Net cash used in financing activities	(28,057)	(1,441)	(33,365)	(17,787)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(83)	(1,037)	(1,083)	701
Net change in cash, cash equivalents, and restricted cash	21,209	24,438	28,050	(10,621)
Cash, cash equivalents, and restricted cash at beginning of period	178,299	164,471	171,458	199,530
Cash, cash equivalents, and restricted cash at end of period	$199,508	$188,909	$199,508	$188,909

The following tables set forth our key operating metrics.

	Nine Months Ended September 30,
	2026	2025
Total Business:
Total pets enrolled (at period end)	1,626,901	1,654,414
Subscription Business:
Total subscription pets enrolled (at period end)	1,145,160	1,082,412
Monthly average revenue per pet	$87.41	$79.84
Average pet acquisition cost (PAC)	$297	$278
Average monthly retention	98.38%	98.33%

	Three Months Ended
	Sep. 30, 2026	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Total Business:
Total pets enrolled (at period end)	1,626,901	1,633,131	1,637,665	1,647,565	1,654,414	1,660,455	1,667,637	1,677,570
Subscription Business:
Total subscription pets enrolled (at period end)	1,145,160	1,124,548	1,105,783	1,096,173	1,082,412	1,066,354	1,052,845	1,041,212
Monthly average revenue per pet	$88.95	$87.44	$85.79	$83.56	$82.01	$79.93	$77.53	$76.02
Average pet acquisition cost (PAC)	$279	$299	$315	$320	$290	$276	$267	$261
Average monthly retention	98.38%	98.37%	98.35%	98.34%	98.33%	98.29%	98.28%	98.25%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$30,711	$29,238	$66,290	$60,226
Purchases of property, equipment, and internal-use software	(2,247)	(5,302)	(4,919)	(10,206)
Free cash flow	$28,464	$23,936	$61,371	$50,020

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Veterinary invoice expense	$287,458	$263,127	$848,362	$766,157
Less:
Stock-based compensation expense(1)	(483)	(666)	(1,531)	(2,188)
Other business cost of paying veterinary invoices(2)	(86,369)	(85,394)	(261,056)	(247,369)
Subscription cost of paying veterinary invoices (non-GAAP)	$200,606	$177,067	$585,775	$516,600
% of subscription revenue	69.7%	70.1%	70.2%	71.0%

Other cost of revenue	$48,635	$43,739	$138,092	$130,311
Less:
Stock-based compensation expense(1)	(596)	(579)	(1,774)	(1,661)
Other business variable expenses(2)	(22,850)	(20,702)	(61,814)	(62,969)
Subscription variable expenses (non-GAAP)	$25,189	$22,458	$74,504	$65,681
% of subscription revenue	8.7%	8.9%	9.0%	9.0%

Technology and development expense	$12,511	$9,887	$36,559	$26,545
General and administrative expense	19,440	18,311	58,067	58,325
Less:
Stock-based compensation expense(1)	(5,955)	(6,551)	(19,775)	(18,340)
Development expenses(3)	(2,427)	(1,199)	(5,928)	(3,551)
Fixed expenses (non-GAAP)	$23,569	$20,448	$68,923	$62,979
% of total revenue	5.8%	5.6%	5.9%	5.9%

New pet acquisition expense	$24,179	$21,946	$69,595	$62,305
Less:
Stock-based compensation expense(1)	(850)	(1,527)	(3,502)	(5,916)
Other business pet acquisition expense(2)	(3)	(5)	(44)	(82)
Subscription acquisition cost (non-GAAP)	$23,326	$20,414	$66,049	$56,307
% of subscription revenue	8.1%	8.1%	7.9%	7.7%
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.4 million for the three and nine months ended September 30, 2026, respectively.
(2) Excludes the portion of stock-based compensation expense attributable to the other business segment
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating income	$9,543	$5,859	$20,695	$6,700
Non-GAAP expense adjustments
Acquisition cost	23,329	20,419	66,093	56,389
Stock-based compensation expense(1)	7,884	9,323	26,582	28,105
Development expenses(2)	2,427	1,199	5,928	3,551
Depreciation and amortization	3,827	4,051	11,206	11,804
Loss from investment in joint venture	—	—	—	(305)
Total adjusted operating income (non-GAAP)	$47,010	$40,851	$130,504	$106,854

Subscription Business:
Subscription operating income	$11,456	$7,826	$26,276	$13,410
Non-GAAP expense adjustments
Acquisition cost	23,326	20,414	66,049	56,307
Stock-based compensation expense(1)	6,154	7,234	20,746	22,250
Development expenses(2)	1,723	826	4,181	2,433
Depreciation and amortization	2,716	2,790	7,903	8,087
Subscription adjusted operating income (non-GAAP)	$45,375	$39,090	$125,155	$102,487

Other Business:
Other business operating loss	$(1,913)	$(1,967)	$(5,581)	$(6,405)
Non-GAAP expense adjustments
Acquisition cost	3	5	44	82
Stock-based compensation expense(1)	1,730	2,089	5,836	5,855
Development expenses(2)	704	373	1,747	1,118
Depreciation and amortization	1,111	1,261	3,303	3,717
Other business adjusted operating income (non-GAAP)	$1,635	$1,761	$5,349	$4,367
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.4 million for the three and nine months ended September 30, 2026, respectively.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Subscription revenue	$287,900	$252,697	$834,043	$727,917
Subscription cost of paying veterinary invoices	200,606	177,067	585,775	516,600
Subscription variable expenses	25,189	22,458	74,504	65,681
Subscription fixed expenses*	16,730	14,082	48,609	43,149
Subscription adjusted operating income (non-GAAP)	$45,375	$39,090	$125,155	$102,487

Other business revenue	$117,693	$114,223	$348,533	$334,535
Other business cost of paying veterinary invoices	86,369	85,394	261,056	247,369
Other business variable expenses	22,850	20,702	61,814	62,969
Other business fixed expenses*	6,839	6,366	20,314	19,830
Other business adjusted operating income (non-GAAP)	$1,635	$1,761	$5,349	$4,367

Revenue	$405,593	$366,920	$1,182,576	$1,062,452
Cost of paying veterinary invoices	286,975	262,461	846,831	763,969
Variable expenses	48,039	43,160	136,318	128,650
Fixed expenses*	23,569	20,448	68,923	62,979
Total business adjusted operating income (non-GAAP)	$47,010	$40,851	$130,504	$106,854

As a percentage of revenue:	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	69.7%	70.1%	70.2%	71.0%
Subscription variable expenses	8.7%	8.9%	9.0%	9.0%
Subscription fixed expenses*	5.8%	5.6%	5.8%	5.9%
Subscription adjusted operating income (non-GAAP)	15.8%	15.5%	15.0%	14.1%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	73.4%	74.8%	75.0%	73.9%
Other business variable expenses	19.4%	18.1%	17.7%	18.8%
Other business fixed expenses*	5.8%	5.6%	5.8%	5.9%
Other business adjusted operating income (non-GAAP)	1.4%	1.5%	1.5%	1.3%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	70.8%	71.5%	71.6%	71.9%
Variable expenses	11.8%	11.8%	11.5%	12.1%
Fixed expenses*	5.8%	5.6%	5.9%	5.9%
Total business adjusted operating income (non-GAAP)	11.6%	11.1%	11.0%	10.1%
*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses and non-recurring transaction or restructuring expenses. Non-cash items, such as goodwill impairment charges, stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (in thousands):

	Nine Months Ended September 30,
	2026	2025
Net income	$20,993	$13,803
Excluding:
Stock-based compensation expense(1)	26,582	28,105
Depreciation and amortization expense	11,206	11,804
Interest income	(8,999)	(9,141)
Interest expense	5,523	9,683
Income tax expense	2,582	1,898
Realized gain on nonmonetary exchange of preferred stock investment	—	(7,783)
Adjusted EBITDA	$57,887	$48,369

	Three Months Ended
	Sep. 30, 2026	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Net income (loss)	$9,282	$6,831	$4,880	$5,630	$5,873	$9,413	$(1,483)	$1,656
Excluding:
Stock-based compensation expense(1)	7,884	9,883	8,815	9,361	9,323	9,268	9,514	8,036
Depreciation and amortization expense	3,827	3,673	3,706	4,032	4,051	3,962	3,791	3,924
Interest income	(3,018)	(2,983)	(2,998)	(3,115)	(3,201)	(3,105)	(2,835)	(2,999)
Interest expense	1,816	1,832	1,875	4,076	2,790	3,682	3,211	3,427
Income tax expense	964	542	1,076	663	726	1,133	39	38
Goodwill impairment charges	—	—	—	1,129	—	—	—	5,299
Realized gain on nonmonetary exchange of preferred stock investment	—	—	—	—	—	(7,783)	—	—
Adjusted EBITDA	$20,755	$19,778	$17,354	$21,776	$19,562	$16,570	$12,237	$19,381
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million and $0.4 million for the three and nine months ended September 30, 2026, respectively.

Contacts:

Investors:
James Duies, Senior Vice President, Investor Relations
Investor.Relations@trupanion.com